Explanatory Note

Knightscope, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 2.1, 11 and 12

PART III

INDEX TO EXHIBITS

1 Issuer Agreement with SI Securities LLC**

2.1 Amended and Restated Certificate of Incorporation

2.2 Bylaws**

4 Form of Subscription Agreement**

6.1 2014 Equity Incentive Plan**

6.2 2016 Equity Incentive Plan**

6.3 Loan and Security Agreement, dated November 7, 2016**

11 Independent Auditor’s Consent

12 Form of Opinion of KHLK LLP

13 “Testing the waters” materials**

** previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on December 21, 2016.

Knightscope, Inc.

/s/ William Santana Li

By William Santana Li, Chief Executive Officer

This Offering Statement has been signed by the following person in the capacities and on the date indicated.

/s/ William Santana Li

By William Santana Li, as Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

Date: December 21, 2016